EXHIBIT 10.1

WRITTEN CONSENT OF DIRECTORS TO CORPORATE ACTION

WITHOUT MEETING OF PHI GROUP, INC.

The undersigned, being at least a majority of all of the directors of the Board of Directors of PHI Group, Inc., a Nevada corporation (the “Company”) and thus constituting a quorum, hereby adopt the following resolutions in lieu of a meeting on this 23rd day of March 2019.

WHEREAS, the Board of Directors of this Corporation has determined that it is in the best interests of the Corporation to reacquire certain shares of its common stock from the open market from time to time, and to thereafter retire said shares as non-voting Treasury stock, be it:

RESOLVED, that the Corporation hereby begin to repurchase its own shares of common stock from the open market from time to time in accordance with the terms mentioned below:

1.	Purpose of Repurchase: To enhance future shareholder returns.
2.	Details of Repurchase:
	a.	Class of shares to be repurchased: Common Stock of PHI Group, Inc.
	b.	Total number of repurchasable shares: 5.3 billion shares, or more as may be needed.
	c.	Total repurchase amount: To be determined by prevalent market prices at times of transaction.
	d.	Method of repurchase: Open market purchase.
	e.	Repurchase period: April 15, 2019 to March 13, 2020.
3.	Remarks:
	a.	PHI Group, Inc. will fund the proposed share repurchase program with the proceeds from the disposal of a portion of certain non-core assets and from future earnings of the Company.
	b.	The share repurchase program will be in full compliance with state and federal laws and certain covenants with the Company’s note-holders.

FURTHER RESOLVED that in addition to and without limiting the foregoing, each officer of the Company be and hereby is authorized and directed to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, all such instruments and documents as such officer may deem necessary, appropriate or in the best interests of the Company to effectuate the intent of the foregoing resolutions and the transactions contemplated thereby (as conclusively evidenced by the taking of such actions or the execution and delivery of such instruments and documents, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Company.

By their signatures below, the above resolutions have been duly authorized and adopted by the Company’s Board of Directors.

Dated: March 23, 2019

/s/ Tam Bui	/s/ Frank Hawkins
Tam Bui, Director	Frank Hawkins, Director
/s/ Henry Fahman
Henry Fahman, Director